                                                                    Exhibit 11.1


                           DECKERS OUTDOOR CORPORATION
                                AND SUBSIDIARIES

                 Statement of Computation of Earnings per Share
                                   (Unaudited)


                                                           THREE-MONTH PERIOD ENDED
                                                                 SEPTEMBER 30,
                                                       ------------------------------
                                                          1997                1996
                                                       ----------          ----------

Net earnings available to common stockholders          $  468,000             567,000
                                                       ==========          ==========

Weighted average common stock outstanding               8,997,000           9,257,000

Common stock equivalents - stock options                   72,000              92,000
                                                       ----------          ----------

                                                        9,069,000           9,349,000
                                                       ==========          ==========

Net earnings per share                                 $     0.05                0.06
                                                       ==========          ==========


                                                          NINE-MONTH PERIOD ENDED
                                                               SEPTEMBER 30,
                                                       ------------------------------
                                                          1997                1996
                                                       ----------          ----------

Net earnings available to common stockholders          $4,047,000           3,070,000
                                                       ==========          ==========

Weighted average common stock outstanding               8,996,000           9,252,000

Common stock equivalents - stock options                   66,000              65,000
                                                       ----------          ----------

                                                        9,062,000           9,317,000
                                                       ==========          ==========

Net earnings per share                                 $     0.45                0.33
                                                       ==========          ==========